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                                                                      EXHIBIT 21

                      MATRIA HEALTHCARE, INC. SUBSIDIARIES
                                 MARCH 14, 2003

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                                                                                JURISDICTION OF
                  NAME                                                           INCORPORATION
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
*Clinical-Management Systems, Inc.                                              Georgia
Diabetes Acquisition, Inc.                                                      Georgia
         Gainor Medical Acquisition Company                                     Georgia
                  Diabetes Management Solutions, Inc. (formerly
                  USCI Healthcare Management Solutions, Inc.)                   Delaware
                  Diabetes Self Care, Inc.                                      Virginia
                           Matria Laboratories, Inc.                            Delaware
         Facet Technologies Limited (formerly Gainor Medical                    United Kingdom
                  Europe Limited)
         *Gainor Medical International, L.L.C.                                  Georgia
         Matria Holding GmbH                                                    Germany (LLC)
                  (65% held by Diabetes Acquisition, Inc.,
                  35% by Matria Healthcare, Inc.)
                  eu-Medical GmbH                                               Germany (LLC)
                  Dia Real GmbH & Co. KG                                        Germany (LLC)
         *Gainor Medical Direct, L.L.C.                                         Georgia
                  *A.R. Medical Supplies, Inc.                                  Florida
Facet Technologies, LLC (formerly Gainor Medical
         North America, L.L.C.)                                                 Georgia
MarketRing.com, Inc.                                                            Delaware
Matria of New York, Inc.                                                        New York
Matria Healthcare of Illinois, Inc.                                             Georgia
Matria Healthcare Puerto Rico, Inc.                                             Puerto Rico
MHI Insurance Ltd.                                                              Vermont
*National Reproductive Medical Centers, Inc.                                    Delaware
         *Infertility Management Services, Inc.                                 Delaware
         *PFCC Liquidation Corp. (formerly Pacific Fertility
                  Centers of California, Inc.)                                  California
                           *PFMG Liquidation Corp. (formerly
                           Pacific Fertility Medical Group, Inc.)               California
         *PFPC Liquidation Corp. (formerly Pacific Fertility
                  Parenting Center, Inc.)                                       California
*Perinatal Services Nederland B.V.                                              Nederlands
*Q Liquidation Corp. (formerly Quality Diagnostic Services,
         Inc.)                                                                  Delaware
Quality Oncology, Inc.                                                          Delaware
*Shared Care, Inc.                                                              Georgia

*Inactive
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Note: The above subsidiaries (except for Perinatal Services Nederland B.V. and
Matria Healthcare Puerto Rico, Inc., both in which Matria owns a 51% interest) are directly or indirectly 100% owned by Matria Healthcare, Inc.